Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-58040) pertaining to the Georgia-Pacific Group Canadian Employees Stock Purchase Plan of Georgia-Pacific Corporation of our report dated March 28, 2003, with respect to the financial statements of the Georgia-Pacific Corporation--Georgia-Pacific Group Canadian Employees Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP March 28, 2003 Atlanta, Georgia